                                CFX CORPORATION
                       ANNOUNCES FOURTH QUARTER EARNINGS

Keene, N.H., January 30, 1998 -- CFX CORPORATION (AMEX: CFX) today announced, exclusive of charges related to CFX Funding L.L.C. which are discussed below, earnings of $8,367,000, or $.35 per share, for the quarter ended December 31, 1997, compared to earnings of $7,519,000, or $.32 per share, for the corresponding period a year ago, an earnings increase of 11%. Exclusive of charges for mergers and those related to CFX Funding, the Company's earnings for the year ended December 31, 1997, amounted to $31,729,000, or $1.33 per share, compared to earnings of $27,275,000 or $1.17 per share, for the corresponding period a year ago, an earnings increase of 16%.

        After charges for mergers and those related to CFX Funding, earnings were $3,944,000, or $.16 per share, and $18,934,000, or $.79 per share, for the quarter and year ended December 31, 1997, respectively, compared to earnings of $7,519,000, or $.32 per share, and $23,553,000, or $1.01 per share, for the corresponding periods a year ago, respectively.

        A reconciliation of net income available to common stock to net income available to common stock before charges for mergers and charges related to CFX Funding for the quarters and the years ended December 31, 1997 and 1996 is summarized as follows:

--------------------------------------------------------------------------------------------------------------------------------
EARNINGS RECONCILIATION
--------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31,                                                           THREE MONTHS ENDED                     YEAR ENDED
(Dollars in thousands, except per share data)                        1997              1996             1997              1996
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME AVAILABLE TO COMMON STOCK                              $  3,944          $  7,519          $ 18,934          $ 23,553

Add Back After-Tax Charges:

         Merger Costs (1)                                                -                 -             8,372             3,722
         Charges related to CFX Funding                              4,423                 -             4,423                 -
                                                                  --------          --------          --------          --------
                                                                     4,423                 -            12,795             3,722
                                                                  --------          --------          --------          --------
NET INCOME AVAILABLE TO COMMON STOCK
         BEFORE MERGER AND OTHER CHARGES                          $  8,367          $  7,519          $ 31,729          $ 27,275
                                                                  ========          ========          ========          ========

BASIC EARNINGS PER COMMON SHARE:

         Net Income Available to Common Stock                     $    .16          $    .32          $    .79          $   1.01
                                                                  ========          ========          ========          ========
         Net Income Available to Common Stock
               Exclusive of Merger and Other Charges              $    .35          $    .32          $   1.33          $   1.17
                                                                  ========          ========          ========          ========

(1) Merger-related charges associated with the acquisitions of Community Bankshares, Inc. and Portsmouth Bank Shares, Inc. completed August 29, 1997 and The Safety Fund Corporation and Milord Co/operative Bank completed on July 1, 1996.

            The $4.4 million after-tax charge recorded by the Company for the quarter ended December 31, 1997, covers the cost of resolving a dispute between the Company and American Credit Indemnity Company ("ACI"), a credit insurer, regarding the origination and servicing by CFX Funding, a 51% subsidiary of the Company, of certain equipment leases held in four securitized lease pools insured by ACI, as well as the discontinuance of future operations of CFX Funding with respect to its securitization business.

        Company spokesman and Chief Operating Officer, Mark A. Gavin, said, "The Company continues its strong operating performance, exclusive of charges for mergers and other matters. The annual loan growth of 28% and a continued strong efficiency ratio were the driving factors behind the 11% increase in earnings."

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                                  Page 1 of 4

            The financial highlights for the fourth quarter of 1997 before merger costs and other matters are as follows:

            - The Company's overall performance ratios remained strong with return on assets, return on equity, and the efficiency ratio of 1.17%, 13.29% and 59.83%, respectively.

            - Other income, including trust revenues and mortgage banking fees, increased by 30% over the prior year's quarter.

            - Core earnings (net interest and dividend and other income) increased by $3.9 million during the fourth quarter of 1997 over the year ago quarter. The lower net interest margin is primarily the result of increased balance sheet leverage employed to utilize the excess capital acquired with the Portsmouth Bankshares, Inc. acquisition.

            - Total loans and leases grew by $440 million, or 28%, in 1997 to $2.0 billion as of December 31, 1997.

            CFX previously announced that it signed a definitive agreement to merge with Peoples Heritage Financial Group, Inc. (NASDAQ: PHBK). Peoples Heritage is a bank holding company headquartered in Portland, Maine. The merger is expected to occur in March or April of 1998 and is subject to regulatory and shareholder approvals. The charges related to CFX Funding will not affect the terms, timing or consummation of the merger.

            CFX Corporation is a multi-bank holding company with total assets of $2.9 billion as of December 31, 1997. The Company's three banking subsidiaries are CFX Bank, headquartered in Keene, New Hampshire, Orange Savings Bank, headquartered in Orange, Massachusetts, and The Safety Fund National Bank, headquartered in Fitchburg, Massachusetts. CFX Bank's mortgage banking division, services approximately $1.4 billion in mortgage loans for others. The Company operates 56 full service offices, 3 loan production offices, and 100 automated teller and remote service banking locations in New Hampshire and central Massachusetts, and operates a trust division with $506 million in assets.


-------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------------------------------------------------------
AT OR FOR THE THREE MONTHS ENDED DECEMBER 31,                                1997               1996              1997
-------------------------------------------------------------------------------------------------------------------------------
(Dollars and shares in thousands, except per share data)                           AS REPORTED         EXCLUDING ADJUSTMENT (2)
-------------------------------------------------------------------------------------------------------------------------------
OPERATING AND PERFORMANCE RATIOS:

    Return on average assets (1)                                               .55%              1.26%             1.17%
    Return on average common equity (1)                                       6.26              12.47             13.29
    Other income/average assets  (1)                                          1.11               1.03              1.11
    Other expense/average assets (1)                                          3.78               2.90              2.77
    Efficiency ratio                                                         81.47              59.37             59.83
    Tier 1 leverage capital                                                   8.32               9.70              8.48

ASSET QUALITY:

    Nonperforming assets/total assets                                          .59%               .60%
    Nonperforming loans as a percent of total loans and leases                 .69                .68
    Allowance for loan and lease losses/nonperforming loans                 156.56             188.56
    Allowance for loan and lease losses/total loans and leases                1.08               1.28
    Net charge offs/average loans and leases (1)                               .13                .24

STOCK PERFORMANCE INDICATORS:

    Common shares outstanding                                               24,071             23,581            24,071
    Basic weighted average shares outstanding                               24,024             23,505            24,024
    Diluted weighted average shares outstanding                             24,518             24,012            24,518
    Closing price                                                           $30.63             $15.50            $30.63
    Basic earnings per common share                                           $.16               $.32              $.35
    Diluted earnings per common share                                         $.16               $.31              $.34
    Dividends declared per common share                                       $.22               $.21              $.22
    Dividend yield per common share (1)                                       2.87%              5.42%             2.87%
    Book value per common share                                             $10.21             $10.17               N/A
    Tangible book value per common shares                                    $9.85              $9.78               N/A
    Price/book value per common share                                       300.00%            152.41%              N/A
    Price/tangible book value per common share                              310.96%            158.49%              N/A
    Price/earnings ratio (1)                                                    48                 12                22
    Market capitalization                                                 $737,295           $365,506          $737,295

(1)        Annualized

The Company has made, and may continue to make, various forward-looking statements with respect to earnings per share, cost savings related to acquisitions, credit quality and other financial business matters for 1998 and, in certain instances, subsequent periods. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, and that statements for periods subsequent to 1998 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements. In addition to those factors previously disclosed by the Company and those factors identified elsewhere herein, the following factors could cause actual results to differ materially from such forward-looking statements: continued pricing pressure on loans and deposit products, actions of competitors, changes in economic conditions, the extent and timing of actions of the Federal Reserve, customers' acceptance of the Company's products and services and the extent and timing of legislative and regulatory actions and reforms. The Company's forward-looking statements speak only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

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


---------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                                                                          YEAR ENDED
---------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, (DOLLARS AND SHARES OUTSTANDING IN THOUSANDS)                                  1997                    1996
---------------------------------------------------------------------------------------------------------------------------
ASSETS
      Cash and federal funds sold                                                     $    94,672             $   131,393
      Trading and investment securities                                                   562,735                 519,578
      Mortgage loans held for sale                                                         37,737                  16,967
      Nonperforming loans                                                                  13,987                  10,783
      Other loans and leases                                                            2,020,868               1,583,616
      Allowance for loan and lease losses                                                 (21,898)                (20,332)
      Premises and equipment                                                               38,761                  38,195
      Mortgage servicing rights                                                             9,142                   7,644
      Goodwill and deposit base intangibles                                                 8,698                   9,235
      Foreclosed assets                                                                     2,996                   3,349
      Bank-owned life insurance                                                            63,226                  30,975
      Other assets                                                                         42,843                  37,854
                                                                                      -----------             -----------
                  TOTAL ASSETS                                                        $ 2,873,767             $ 2,369,257
                                                                                      ===========             ===========
LIABILITIES
      Deposits                                                                        $ 1,941,996             $ 1,751,141
      Borrowed funds                                                                      652,365                 351,343
      Other liabilities                                                                    33,689                  26,936
                                                                                      -----------             -----------
                  TOTAL LIABILITIES                                                     2,628,050               2,129,420
                                                                                      -----------             -----------
SHAREHOLDERS' EQUITY
      Common stock                                                                         16,077                  15,740
      Paid-in capital                                                                     149,107                 142,829
      Retained earnings                                                                    79,080                  81,198
      Net unrealized gains on securities available for sale, after tax effects              2,240                     489
      Cost of common stock in treasury                                                       (787)                   (419)
                                                                                      -----------             -----------
                  TOTAL SHAREHOLDERS' EQUITY                                              245,717                 239,837
                                                                                      -----------             -----------
                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 2,873,767             $ 2,369,257
                                                                                      ===========             ===========
      Common shares outstanding                                                            24,071                  23,581
                                                                                      ===========             ===========
      Common shareholders' equity per share                                           $     10.21             $     10.17
                                                                                      ===========             ===========

---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS                                              THREE MONTHS ENDED                  YEAR ENDED
---------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31,  (DOLLARS AND SHARES OUTSTANDING IN THOUSANDS)               1997              1996           1997              1996
---------------------------------------------------------------------------------------------------------------------------------
Interest and dividend income                                          $ 53,043          $ 44,183       $199,539          $168,305
Interest expense                                                        28,020            21,189        101,252            79,583
                                                                      --------          --------       --------          --------
              NET INTEREST AND DIVIDEND INCOME                          25,023            22,994         98,287            88,722
Provision for loan and lease losses                                      1,163             1,075          4,548             4,285
                                                                      --------          --------       --------          --------
              NET INTEREST AND DIVIDEND INCOME AFTER
                    PROVISION FOR LOAN AND LEASE LOSSES                 23,860            21,919         93,739            84,437
                                                                      --------          --------       --------          --------
Other income:
    Service charges on deposit accounts                                  1,306             1,155          5,113             4,952
    Mortgage Banking activities                                          2,336             1,390          6,996             4,716
    Net gains on trading and investment securities                       1,126               957          2,547             2,780
    Leasing activities                                                     220               667          1,663             2,487
    Trust fees                                                           1,117               634          3,015             2,351
    Pension settlement gain                                                  -                 -              -               877
    Bank-owned life insurance                                              879               417          2,251               975
    Other                                                                1,015               939          3,957             3,124
                                                                      --------          --------       --------          --------
                                                                         7,999             6,159         25,542            22,262
                                                                      --------          --------       --------          --------
Other expense:
    Salaries and employee benefits                                       9,852             8,772         38,730            34,076
    Occupancy expense and equipment expense                              3,214             3,021         12,127            10,306
    Professional fees                                                      859             1,459          2,761             3,030
    Advertising and marketing expense                                      554               574          2,322             2,366
    Goodwill and deposit base intangible amortization                      158               151            623               653
    Operation of foreclosed real estate                                    221                71            648               508
    Merger expenses                                                          -                 -         11,031             4,522
    Charges related to CFX Funding                                       7,206                 -          7,206                 -
    SAIF special assessment                                                  -              (217)             -               691
    Other                                                                5,067             3,427         17,102            15,118
                                                                      --------          --------       --------          --------
                                                                        27,131            17,258         92,550            71,270
                                                                      --------          --------       --------          --------
              INCOME BEFORE INCOME TAXES                                 4,728            10,820         26,731            35,429
Income taxes                                                               784             3,301          7,797            11,876
                                                                      --------          --------       --------          --------
              NET INCOME                                              $  3,944          $  7,519       $ 18,934          $ 23,553
                                                                      ========          ========       ========          ========
Basic weighted average common shares outstanding                        24,024            23,505         23,866            23,383
                                                                      ========          ========       ========          ========
Basic earnings per common share                                       $    .16          $    .32       $    .79          $   1.01
                                                                      ========          ========       ========          ========
Diluted earnings per common share                                     $    .16          $    .31       $    .78          $    .99
                                                                      ========          ========       ========          ========
---------------------------------------------------------------------------------------------------------------------------------


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

----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED AVERAGE BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED DECEMBER 31,                                        1997                                    1996
----------------------------------------------------------------------------------------------------------------------------------
                                                                     INTEREST                                INTEREST
                                                        AVERAGE      INCOME/        YIELD/       AVERAGE     INCOME/       YIELD/
(DOLLARS IN THOUSANDS)                                  BALANCE      EXPENSE (1)    RATE         BALANCE     EXPENSE (1)   RATE
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
INTEREST EARNING ASSETS
      Loans and leases                                $ 1,999,851      $ 42,112       8.35%     $ 1,564,588    $ 34,033      8.65%
      Tax-exempt loans and leases                          13,343           349      10.38            9,250         257     11.05
      Taxable securities                                  602,618        10,291       6.78          545,555       9,020      6.58
      Tax-exempt securities                                21,803           415       7.55           21,785         371      6.78
      Other                                                 9,955           155       6.18           60,332         736      4.85
                                                      -----------      --------                 -----------    --------
Total interest earning assets                           2,647,570        53,322       7.99        2,201,510      44,417      8.03
                                                                       --------                                --------
Noninterest earning assets                                201,200                                   167,362
                                                      -----------                               -----------
            TOTAL                                     $ 2,848,770                               $ 2,368,872
                                                      ===========                               ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Interest bearing liabilities:
      Savings deposits                                $   672,719         3,998       2.36      $   697,441       4,066      2.32
      Time deposits                                     1,026,591        14,705       5.68          876,555      12,291      5.58
      Advances from Federal Home Loan Bank of Boston      438,275         6,654       6.02          248,208       3,513      5.63
      Other borrowed funds                                201,960         2,663       5.23          113,134       1,319      4.64
                                                      -----------      --------                 -----------    --------
Total interest bearing liabilities                      2,339,545        28,020       4.75        1,935,338      21,189      4.36
                                                                       --------                                --------
Noninterest bearing liabilities:

      Demand deposits                                     235,286                                   180,706
      Other                                                24,150                                    12,959
Shareholders' equity                                      249,789                                   239,870
                                                      -----------                               -----------
            TOTAL                                     $ 2,848,770                               $ 2,368,873
                                                      ===========                               ===========
Net interest and dividend income                                      $  25,302                                $ 23,228
                                                                      =========                                ========
Interest rate spread                                                                  3.24%                                  3.67%
Net interest margin                                                                   3.79%                                  4.20%

(1) Income from tax-exempt securities and tax-exempt loans and leases has been restated to a tax equivalent basis using a 38.62% and 34.00% tax rate, respectively.

------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED AVERAGE BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                                     1997                                  1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                       INTEREST                                 INTEREST
                                                          AVERAGE      INCOME/          YIELD/       AVERAGE    INCOME/      YIELD/
(DOLLARS IN THOUSANDS)                                    BALANCE      EXPENSE (1)      RATE         BALANCE    EXPENSE (1)  RATE
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
INTEREST EARNING ASSETS
      Loans and leases                                 $1,814,156       $154,730          8.53% $  1,458,970      $127,860     8.76%
      Tax-exempt loans and leases                          10,984          1,136         10.34         8,925         1,019    11.42
      Taxable securities                                  594,193         40,787          6.86       535,450        34,665     6.47
      Tax-exempt securities                                21,791          1,615          7.41        30,228         1,780     5.89
      Other                                                49,608          2,281          4.60        76,468         3,930     5.14
                                                      -----------      ---------                 -----------      --------
Total interest earning assets                           2,490,732        200,549          8.05     2,110,041       169,254     8.02
                                                                       ---------                                  --------
Noninterest earning assets                                194,390                                    156,998
                                                      -----------                                -----------
            TOTAL                                     $ 2,685,122                                $ 2,267,039
                                                      ===========                                ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Interest bearing liabilities:
      Savings deposits                                $   668,218         15,758          2.36   $   684,801        16,323     2.38
      Time deposits                                       984,071         55,251          5.61       849,926        47,311     5.57
      Advances from Federal Home Loan Bank of Boston      374,620         21,915          5.85       197,312        11,196     5.67
      Other borrowed funds                                163,554          8,328          5.09        99,863         4,753     4.76
                                                      -----------      ---------                 -----------      --------
Total interest bearing liabilities                      2,190,463        101,252          4.62     1,831,902        79,583     4.34
                                                      -----------                                -----------

Noninterest bearing liabilities:

      Demand deposits                                     214,661                                    176,423
      Other                                                31,740                                     23,952
Shareholders' equity                                      248,258                                    234,762
                                                      -----------                                -----------
      TOTAL                                           $ 2,685,122                                $ 2,267,039
                                                      ===========                                ===========
Net interest and dividend income                                       $  99,297                                  $ 89,671
                                                                       =========                                  ========
Interest rate spread                                                                      3.43%                                3.68%
Net interest margin                                                                       3.99%                                4.25%


(1) Income from tax-exempt securities and tax-exempt loans and leases has been restated to a tax equivalent basis using a 38.62% and 34.00% tax rate, respectively.



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